SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549




                                    FORM 8-K





                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934



                                   May 5, 1995
Date of Report ........................................................
                    (Date of earliest event reported)

                         CHRYSLER FINANCIAL CORPORATION
........................................................................
          (Exact name of registrant as specified in its charter)


State of Michigan                    1-5966              38-0961430
......................................................................
(State or other jurisdiction       (Commission)        (IRS Employer
  of incorporation)                   File No.)     Identification No.)


               27777 Franklin Rd., Southfield, Michigan 48034
               ..............................................
                 (Address of principal executive offices)



                                                   (810) 948-3060
Registrant's telephone number, including area code....................

Item 5.  Other Events.

    On May 5, 1995, the registrant successfully completed the negotiation of new global bank revolving credit facilities aggregating $8 billion. The majority of the commitments of these new facilities extend as far as the year 2000.

    The registrant's new bank facilities consist of a long-term $5.6 billion revolving credit agreement which matures in May 2000, and a short-term $2.4 billion revolving credit agreement which matures in May 1996. These facilities also give the registrant the capacity to borrow in foreign currencies to support future international needs of the company.

    Chrysler Credit Canada Ltd., a subsidiary of the registrant, will be supported under the long-term agreement with a $525 million
Canadian sub-facility, and supported under the short-term agreement with a $225 million Canadian sub-facility. The Canadian sub-facilities are backed by 20 chartered banks in Canada.



Item 7.  Financial Statements, Pro Forma Financial Information and
         Exhibits.

    Listed below are the financial statements, pro forma financial information and exhibits, if any, filed as a part of this Report:


    (a)  Financial statements of businesses acquired;

         None

    (b)  Pro forma financial information:

         None

    (c)  Exhibits:

         None

                                SIGNATURES



    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  CHRYSLER FINANCIAL CORPORATION



Date: May 5, 1995                      By: /s/ Robert A. Link
                                           -----------------------
                                           Robert A. Link
                                           Secretary

                               EXHIBIT INDEX


Exhibit
  No.         Description of Exhibit
- -------       ----------------------

Exhibit       None